UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 29, 2011
Date of Report
(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On June 21, 2011, the Company completed a common stock rights offering (the “Rights Offering”) pursuant to which the Company issued approximately 2,908,071 shares of its common stock to existing shareholders, bringing its total number of publicly-held shares to over 3,000,000.  Solely for the purpose of illustrating compliance with the continued listing requirements of The NASDAQ Stock Market, the Company is attaching to this Form 8-K a table setting forth the number of shares of the Company’s common stock beneficially owned by its directors, officers and largest shareholders following completion of the Rights Offering.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by the Company or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

	By:	/s/ Larry J. Brandt
	Name:	Larry J. Brandt
	Title:	Chief Executive Officer

Date: September 29, 2011

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